Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS SECOND QUARTER 2025

EARNINGS PER DILUTED SHARE OF $1.27

THOMASVILLE, N.C. (July 30, 2025) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and six-month periods ended June 30, 2025.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share amounts)	2025	2024	% Chg.	2025	2024	% Chg.
Total revenue	$1,407,724	$1,498,697	(6.1)%	$2,782,582	$2,958,770	(6.0)%
LTL services revenue	$1,395,112	$1,484,967	(6.1)%	$2,755,951	$2,931,700	(6.0)%
Other services revenue	$12,612	$13,730	(8.1)%	$26,631	$27,070	(1.6)%
Operating income	$357,895	$421,691	(15.1)%	$695,950	$808,117	(13.9)%
Operating ratio	74.6%	71.9%		75.0%	72.7%
Net income	$268,626	$322,045	(16.6)%	$523,286	$614,349	(14.8)%
Diluted earnings per share	$1.27	$1.48	(14.2)%	$2.46	$2.82	(12.8)%
Diluted weighted average shares outstanding	212,164	217,541	(2.5)%	212,821	218,174	(2.5)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s financial results in the second quarter reflect the ongoing softness in the domestic economy. While the challenging macroeconomic backdrop created demand headwinds for our business during the quarter, our market share remained relatively consistent and our team continued to execute on our long-term strategic plan. The cornerstone of our plan remains our commitment to creating an unmatched value proposition for our customers by providing them with superior service at a fair price. As a result, we were pleased to once again achieve an on-time service performance of 99% and a cargo claims ratio of 0.1%.

“The decrease in our second quarter revenue was primarily due to a 9.3% decrease in our LTL tons per day, which was partially offset by an increase in LTL revenue per hundredweight. The decrease in LTL tons per day reflects a 7.3% decrease in LTL shipments per day and a 2.1% decrease in LTL weight per shipment. LTL revenue per hundredweight, excluding fuel surcharges, increased 5.3% compared to the second quarter of 2024 as we continued to maintain our long-term, disciplined approach to yield management. Our focus on consistently improving our yields is designed to offset our cost inflation while also supporting our ongoing investments in capacity, technology and our OD Family of employees.

“Our operating ratio increased by 270 basis points to 74.6% for the second quarter of 2025. The decrease in revenue had a deleveraging effect on many of our operating expenses. This impact, as well as an increase in depreciation expenses,

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ODFL Reports Second Quarter Financial Results

July 30, 2025

contributed to a 160 basis-point increase in our overhead costs as a percentage of revenue. In addition, while our team continued to operate efficiently in the second quarter, our direct operating costs also increased as a percentage of revenue due primarily to increased costs associated with our group health and dental plans. The combination of a decrease in our revenue and an increase in our operating ratio resulted in a 14.2% decrease in our earnings per diluted share to $1.27 for the second quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $285.9 million for the second quarter of 2025 and $622.4 million for the first half of the year. The Company had $24.1 million in cash and cash equivalents at June 30, 2025.

Capital expenditures were $187.2 million for the second quarter of 2025 and $275.3 million for the first half of the year. The Company expects its aggregate capital expenditures for 2025 to total approximately $450 million, including planned expenditures of $210 million for real estate and service center expansion projects; $190 million for tractors and trailers; and $50 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the second quarter of 2025 through its share repurchase and dividend programs. For the first six months of this year, the cash utilized for shareholder return programs included $424.6 million of share repurchases and $118.5 million of cash dividends.

Summary

Mr. Freeman concluded, “Old Dominion continues to manage through a difficult operating environment that has persisted for longer than anticipated. Although demand for our services continues to be impacted by a challenging economy, we remain confident that we are well positioned for the long term. I want to thank our outstanding team for their dedication to providing our customers with best-in-class service, while also maintaining our yield discipline and operating efficiently. Our consistent execution and investment in our network throughout the economic cycle puts Old Dominion in a unique position to capitalize on an improvement in demand when it materializes. As a result, we remain highly motivated to continue adding value to our customers by delivering superior service, which will support our ability to drive profitable revenue growth and increased shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through August 6, 2025, at (877) 344-7529, Access Code 8056479.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) changes in our relationships with significant customers; (3) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (4) reductions in the available supply or increases in the cost of equipment and parts; (5) various economic factors such as inflationary pressures or downturns in the domestic

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ODFL Reports Second Quarter Financial Results

July 30, 2025

economy, and our inability to sufficiently increase our customer rates to offset the increase in our costs; (6) higher costs for or limited availability of suitable real estate; (7) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (8) fluctuations in the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (9) seasonal trends in the less-than-truckload (“LTL”) industry, harsh weather conditions and disasters; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) decreases in demand for, and the value of, used equipment; (12) our ability to successfully consummate and integrate acquisitions; (13) various risks arising from our international business relationships; (14) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (15) the competitive environment with respect to our industry, including pricing pressures; (16) our customers’ and suppliers’ businesses may be impacted by various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets; (17) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (18) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (19) our ability to retain our key employees and continue to effectively execute our succession plan; (20) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (21) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (22) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (23) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (24) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (25) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (26) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (27) the effects of legal, regulatory or market responses to climate change concerns; (28) emissions-control and fuel efficiency regulations that could substantially increase operating expenses; (29) expectations relating to evolving sustainability considerations and related reporting obligations; (30) the increase in costs associated with healthcare and other mandated benefits; (31) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (32) the impact of changes in tax laws, rates, guidance and interpretations; (33) the concentration of our stock ownership with the Congdon family; (34) the ability or the failure to declare future cash dividends; (35) fluctuations in the amount and frequency of our stock repurchases; (36) volatility in the market value of our common stock; (37) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (38) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

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ODFL Reports Second Quarter Financial Results

July 30, 2025

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Second Quarter Financial Results

July 30, 2025

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Second Quarter				Year to Date
(In thousands, except per share amounts)	2025		2024		2025		2024
Revenue	$1,407,724	100.0%	$1,498,697	100.0%	$2,782,582	100.0%	$2,958,770	100.0%

Operating expenses:
Salaries, wages & benefits	672,093	47.7%	683,784	45.6%	1,330,178	47.8%	1,352,174	45.7%
Operating supplies & expenses	142,457	10.1%	161,020	10.7%	292,349	10.5%	333,492	11.3%
General supplies & expenses	41,676	3.0%	44,371	3.0%	81,556	2.9%	89,947	3.0%
Operating taxes & licenses	34,983	2.5%	36,282	2.4%	70,586	2.5%	72,120	2.5%
Insurance & claims	18,794	1.3%	17,141	1.2%	36,274	1.3%	35,335	1.2%
Communications & utilities	9,296	0.7%	10,158	0.7%	20,099	0.7%	21,153	0.7%
Depreciation & amortization	90,663	6.4%	84,563	5.6%	179,795	6.5%	169,094	5.6%
Purchased transportation	28,544	2.0%	32,010	2.2%	56,207	2.0%	62,720	2.1%
Miscellaneous expenses, net	11,323	0.9%	7,677	0.5%	19,588	0.8%	14,618	0.6%

Total operating expenses	1,049,829	74.6%	1,077,006	71.9%	2,086,632	75.0%	2,150,653	72.7%

Operating income	357,895	25.4%	421,691	28.1%	695,950	25.0%	808,117	27.3%

Non-operating expense (income):
Interest expense	6	0.0%	131	0.0%	8	0.0%	168	0.0%
Interest income	(684)	(0.0)%	(5,961)	(0.5)%	(2,346)	(0.1)%	(13,333)	(0.5)%
Other expense, net	1,357	0.0%	1,075	0.1%	2,428	0.1%	1,954	0.1%

Income before income taxes	357,216	25.4%	426,446	28.5%	695,860	25.0%	819,328	27.7%

Provision for income taxes	88,590	6.3%	104,401	7.0%	172,574	6.2%	204,979	6.9%

Net income	$268,626	19.1%	$322,045	21.5%	$523,286	18.8%	$614,349	20.8%

Earnings per share:
Basic	$1.27		$1.49		$2.47		$2.83
Diluted	$1.27		$1.48		$2.46		$2.82

Weighted average outstanding shares:
Basic	211,083		216,369		211,739		216,981
Diluted	212,164		217,541		212,821		218,174

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ODFL Reports Second Quarter Financial Results

July 30, 2025

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Second Quarter			Year to Date
	2025	2024	% Chg.	2025	2024	% Chg.
Work days	64	64	—%	127	128	(0.8)%
Operating ratio	74.6%	71.9%		75.0%	72.7%
LTL intercity miles (1)	159,582	172,361	(7.4)%	316,841	342,127	(7.4)%
LTL tons (1)	2,123	2,340	(9.3)%	4,211	4,604	(8.5)%
LTL tonnage per day	33,178	36,560	(9.3)%	33,157	35,970	(7.8)%
LTL shipments (1)	2,874	3,100	(7.3)%	5,682	6,104	(6.9)%
LTL shipments per day	44,907	48,444	(7.3)%	44,738	47,687	(6.2)%
LTL revenue per hundredweight	$32.84	$31.77	3.4%	$32.76	$31.87	2.8%
LTL revenue per hundredweight, excluding fuel surcharges	$28.17	$26.75	5.3%	$28.03	$26.76	4.7%
LTL revenue per shipment	$485.31	$479.48	1.2%	$485.55	$480.84	1.0%
LTL revenue per shipment, excluding fuel surcharges	$416.31	$403.77	3.1%	$415.50	$403.74	2.9%
LTL weight per shipment (lbs.)	1,478	1,509	(2.1)%	1,482	1,509	(1.8)%
Average length of haul (miles)	912	918	(0.7)%	914	919	(0.5)%
Average active full-time employees	21,621	22,702	(4.8)%	21,719	22,796	(4.7)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	June 30,	December 31,
(In thousands)	2025	2024
Cash and cash equivalents	$24,057	$108,676
Other current assets	674,086	612,007
Total current assets	698,143	720,683
Net property and equipment	4,590,436	4,505,431
Other assets	262,517	265,281
Total assets	$5,551,096	$5,491,395

Current maturities of long-term debt	$20,000	$20,000
Other current liabilities	486,863	520,529
Total current liabilities	506,863	540,529
Long-term debt	149,992	39,987
Other non-current liabilities	663,610	666,291
Total liabilities	1,320,465	1,246,807
Equity	4,230,631	4,244,588
Total liabilities & equity	$5,551,096	$5,491,395

Note: The financial and operating statistics in this press release are unaudited.

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